UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2024

Li-Cycle Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Province of Ontario, Canada	001-40733	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Queens Quay West, Suite 590, Toronto, ON M5J IA7, Canada

(Address of principal executive offices, including zip code)

(877) 542-9253

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	LICY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K of Li-Cycle Holdings Corp. (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2024 (the “Original 8-K”), to correct a mistake in the amended and restated separation agreement for Tim Johnston attached to the Original 8-K as Exhibit 10.1 (the “Separation Agreement”). Consistent with the Company’s prior disclosure regarding its executive severance policy, including in the Company’s proxy statements for fiscal years 2023, 2022 and 2021, filed with the SEC and the Ontario Securities Commission, and the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2024 and as amended by the Annual Report on Form 10-K/A, on April 29, 2024, the Separation Agreement should have provided for a bi-weekly salary continuance payment to Mr. Johnston in the amount of $50,769.23 (rather than $76,153.85, as stated in Section 2 of the Separation Agreement), payable over 18 months, for a total payment of $1,980,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LI-CYCLE HOLDINGS CORP.

	By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: Co-Founder, President & CEO and Director

Date: June 5, 2024